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Exhibit 99




             First Washington FinancialCorp Declares Stock Dividend


Windsor, New Jersey, November 14, 2001, First Washington FinancialCorp (OTCBB:
"FWFC"), declared a 5% stock dividend payable on December 11, 2001 to all shareholders of record as of November 29, 2001.

"This illustrates the strong performance of First Washington FinancialCorp, and its subsidiary, First Washington State Bank," said President and CEO, C. Herbert Schneider.

First Washington FinancialCorp has now paid eight stock dividends since the opening of First Washington State Bank in December 1989. In addition to the stock dividends, they have also declared two stock splits; a three-for-two split in June 1998 and a four-for-three split in September 2000.

First Washington FinancialCorp is the parent company of First Washington State Bank, a community bank with assets in excess of $309 million. The Bank, whose headquarters are in Windsor, NJ, maintains eleven branch offices in Mercer, Monmouth and Ocean Counties. For more information on First Washington State Bank call (800) 922-FWSB or visit the Bank's Website at www.FWSB.com.